Exhibit 99.1

COMSTOCK RELEASES SHAREHOLDER LETTER

VIRGINIA CITY, NEVADA, JANUARY 13, 2025 – Comstock Inc. (NYSE American: LODE) (“Comstock” and the “Company”) today announced that its executive chairman and chief executive officer issued the following letter to Comstock’s shareholders:

Dear Shareholders:

On behalf of our Board of Directors, Executive Officers and the entire team, we thank you for supporting our bold and strategic transformation into an innovator and integrator of commercially ready technologies.

In 2021, we set our sights on this ambitious undertaking and your support has been integral as we invested in technologies, together with the resulting systems and supply chains, that are now positioned to lead the world in enabling energy independence, and potentially energy dominance. We understand the magnitude of what we are undertaking, and we could never have arrived here without your support. The result is globally transformative and the adoption by our customers, partners and capital sources continues accelerating.

Comstock Fuels is now deploying sustainable, proprietary, and extremely low-carbon fuel solutions, that harnesses abundant waste and natural resources – imagine an oil well that never stops producing.

Comstock Metals has deployed a sustainable, proprietary, and highly-efficient metal recycling solution that produces clean aluminum, silver, copper, and glass – critical to renewable energy supply chains – and harnesses abundant photovoltaic waste resources – imagine a silver mine that never stops producing.

First Chapter: Establishing Commercial Ready Technology and the Platform for Growth

Since this process began nearly four years ago, your support has been indispensable, allowing us to boldly invest in new ideas, technologies and ultimately businesses that meaningfully expand upon the innovative legacy of the historic Comstock Lode. We are proud of the teams and partnerships we have built, and continue to build, and the tremendous, now commercial-ready advancements achieved thus far. These achievements have created the foundation of a truly huge shareholder opportunity. Our teams relentlessly attack every obstacle and challenge inherent in these incredibly powerful and impactful goals.

The journey from a small, non-producing junior miner was not without setbacks. Those efforts, including MCU and LINICO, resulted in the introduction to like-minded companies (that is, Mana, Plain Sight Innovations, and Renewable Process Solutions) that now make up the core of Comstock Fuels. Our investment in SSOF was how we initially met and engaged with our current president of Comstock Metals, enabling us to collectively pivot our combined technologies into our rapidly growing solar panel recycling business, with our first facility now operating on an SSOF property, in Silver Springs, Nevada. Turning these obstacles and setbacks into successes, stem from our resolute, relentless and tireless pursuit of our goal.

Fully Dedicating Each Business for Exponential Expansion

Comstock Metals has now ramped up, gaining world-class customers and permitting the expansion to industry scale production. Comstock Fuels has already signed 5 international agreements, for its market-leading solution (yielding up to 140 gallons per dry metric ton of feedstock) and is now securing vast quantities of historically unused feedstock, with remarkably dedicated management teams operating more and more independently. We literally never quit, and we are now commercializing with full focus and speed.

We have rapidly and conclusively demonstrated our readiness to key industry partners, including jurisdictions spanning from Australia to Vietnam to Pakistan to Oklahoma, Nevada, and California, just to name the initial few, with feedstock suppliers, landowners, technology and operating partners, and a rapidly growing base of willing offtake customers. Our continuously expanding relationships, including federal and state governments, lumber mills, pulp and paper processors, fuel labs, renewable and petroleum refineries, aviation, energy and utility companies, and a growing roster of potential capital partners, grow every day.

Building on that momentum, our core objectives for 2025–2029 are not only achievable but poised to deliver tremendous value: including three commercial facilities for renewable metals, starting in Nevada, and multiple commercial facilities, both our own and our licensees, for renewable fuels, starting with Oklahoma.

Next Chapter: Capitalizing and Generating Profitable Growth

Based on these plans, and our demonstrated technological leadership, we are engaged with a significant number of strategic and financial capital sources to pursue equity and debt financings, subsidiary-level funding, and project-level financing. These potential partners are well-recognized, both known and new, and will allow us to optimize our capital stack while supporting the tremendous opportunity for profitable growth. We are committed to realizing and delivering significantly higher share value to our shareholders.

However, financing opportunities at technology readiness levels below TRL 7 are extremely difficult. Progressing from low TRLs up to TRL 7 is commonly referred to as the Valley of Death, because often, the innovators have good technical competency but lack the broader expertise or systems for successfully commercializing their innovations. We have now crossed that valley, and we have attracted the right strategic and financial partners – both operating and capital sources – across industries and jurisdictions, for capitalizing and elevating the enterprise into an entirely new reality, a leading and well-funded energy solutions provider. We are ready to secure that capital and deploy.

The growth opportunities for both Fuels and Metals have developed well beyond our original expectations, and we have attracted some of the most sophisticated partners, for feedstocks, technologies, operations, governments, and refining and offtake, with many now evaluating direct investments, and in multiple cases exploring deeper integrations with us into an even bigger system, under our control. Our capital structure, balance sheet and public valuations have introduced complexities in these discussions but also fostered more collaborative relationships leading to additional opportunities across the country and world. We expect this trend to continue as we work with our stakeholders to create and unlock the greatest possible value for our shareholders. Again, through all these challenges, our businesses have never stopped advancing and winning.

To achieve these objectives, we require an increase in the authorized shares of Comstock Inc. To that end, we are convening a special meeting on February 14, 2025, where shareholders will be asked to vote on a proposal that effectively increases our authorized shares – including a reverse stock split, and that will enable the right share posture, values, liquidity and profile that we believe best attracts the right amount and type of capital resources needed to grow and maximize the value of each of these businesses for our shareholders.

We are also evaluating a number of potentially transformative transactions for 2025, designed to ensure we unlock and deliver the value that we have created and are continuously creating, including a spin-off of Comstock Fuels Corp., that would result in two high-growth public companies, a renewable metals and mining company headquartered in Nevada, and a renewable fuels company headquartered in Oklahoma.

We are fully committed to continually creating, delivering, growing, and accelerating shareholder wealth. To fully realize these aims, we must adapt our corporate and capital structure in a manner that enables high-value growth. Our systems are validated by a range of technology partners, recognized by our operating partners, and have garnered mature interest from both strategic and financial capital partners. We are keen to deliver the capital we are currently engaged with and unblock our valuations.

I appreciate everyone’s commitment, participation, and support of our journey to sustainable energy, and very much look forward to discussing and completing these proposals for our Company.

Respectfully,

Corrado De Gasperis
Executive Chairman CEO, Comstock Inc.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies that are deployable across entire industries to contribute to global decarbonization and the clean energy transition by efficiently extracting and converting under-utilized natural resources, such as waste and other forms of woody biomass into renewable fuels, and end-of-life electronics into recovered electrification metals. Comstock’s innovations group is also developing and using artificial intelligence technologies for advanced materials development. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its Twitter, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

RB Milestone Group LLC

Tel (203) 487-2759

ir@comstockinc.com

For media inquiries or questions:

Comstock Inc., Tracy Saville

Tel (775) 847-7573

questions@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.